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                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 25, 1997, which appears on page 35 of the 1997 Annual Report to Shareholders of Puma Technology, Inc., which is incorporated by reference in Puma Technology, Inc.'s Annual Report on Form 10-K for the year ended July 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

San Jose, California
February 17, 1998